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EXHIBIT 11.0 - Computation of Earnings Per Share

                                             Three Months      Six Months
                                                Ended             Ended
                                               6/30/98           6/30/98
                                             ------------      ----------
     Net income                              $  1,057,985      $2,234,691
                                             ============      ==========
     Common stock (Weighted Average)            2,468,948       2,465,620
                                             ============      ==========
     Basic earnings per share                $       0.43      $     0.91
                                             ============      ==========

     Common stock                               2,468,948       2,465,620

     Common stock equivalents using
        the treasury stock method                 188,812         187,561
                                             ------------      ----------
     Total common stock and common for
        stock equivalent station                2,657,760       2,653,181
                                             ============      ==========
     Diluted earnings per share              $       0.40      $     0.84
                                             ============      ==========